Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in post-effective amendment No. 3 to Registration Statement No. 333-260822 on Form S-3 and Registration Statement Nos. 333-230378 and 333-272331 on Form S-8 of our reports dated February 29, 2024 relating to the financial statements of Verra Mobility Corporation (“the Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Tempe, Arizona

February 29, 2024